UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 3, 2021

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS		39402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FBMS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events.

On December 3, 2021 The First, A National Banking Association (“The First”), the wholly owned banking subsidiary of The First Bancshares, Inc., completed its previously announced acquisition of seven bank branches from Cadence Bank. As a result of the transaction, The First added three branches in Starkville, Mississippi, two branches in West Point, Mississippi, and two branches in Aberdeen, Mississippi (collectively, the “Branches”). The First assumed approximately $417 million of deposits and acquired approximately $40 million of loans associated with the Branches.

Item 9.01. Financial Statements and Exhibits.

Exhibit #	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.
Date: December 6, 2021

	By:	/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO